Exhibit 10.4

Promissory Note

With this note, a total of NTD 100 million

shall be paid unconditionally to                        or his/her designated person on                     (Date)

And the related covenants are as follows:	Drawer:

1.	This promissory note authorizes Taishin Bank to fill the maturity date, and exempts it from the obligations of issuing a Certificate of Protest and the notification obligation set out under Article 89 of the Law of Negotiable Instruments	Address:
2.	The interest rate of this promissory note shall be calculated as follows from the issuing date of this note:	Drawer
	□ The basic lending rate of Taishin Bank and the additional annual percentage rate of Interests are counted flexibly.	Address:
(If there are any changes or adjustments in the above-mentioned basic lending rate or the additional rate, the interests shall be counted based on the changed or adjusted rate.)
	□ Others:	Drawer
	If the payment for the principal and interests mentioned above is delayed,	Address:

	for those delayed part with the overdue time less than six months, liquidated damages shall also be paid with, at 10% of the previously agreed interest rate; for those delayed part with the overdue time more than six months, the liquidated damages shall be paid with, at 20% of the previously agreed interest rate.	Drawer

3.	Place of payment:	Address:

Date: July 23, 2019

Endorsee
Endorser
Endorser’s address
Endorsement date
Note:

The endorser agrees that this promissory note authorizes Taishin Bank to fill the maturity date and exempts it from the obligations of issuing a Certificate of Protest and the notification obligation set out under Article 89 of the Law of Negotiable Instruments

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Promissory Note

With this note, a total of USD 1 million

shall be paid unconditionally to                        or his/her designated person on                     (Date)

And the related covenants are as follows:	Drawer:

1.	This promissory note authorizes Taishin Bank to fill the maturity date, and exempts it from the obligations of issuing a Certificate of Protest and the notification obligation set out under Article 89 of the Law of Negotiable Instruments	Address:
2.	The interest rate of this promissory note shall be calculated as follows from the issuing date of this note:	Drawer
	□ The basic lending rate of Taishin Bank and the additional annual percentage rate of Interests are counted flexibly.	Address:
(If there are any changes or adjustments in the above-mentioned basic lending rate or the additional rate, the interests shall be counted based on the changed or adjusted rate.)
	□ Others:	Drawer
	If the payment for the principal and interests mentioned above is delayed,	Address:

	for those delayed part with the overdue time less than six months, liquidated damages shall also be paid with, at 10% of the previously agreed interest rate; for those delayed part with the overdue time more than six months, the liquidated damages shall be paid with, at 20% of the previously agreed interest rate.	Drawer

3.	Place of payment:	Address:

Date: July 23, 2019

Endorsee
Endorser
Endorser’s address
Endorsement date
Note:

The endorser agrees that this promissory note authorizes Taishin Bank to fill the maturity date and exempts it from the obligations of issuing a Certificate of Protest and the notification obligation set out under Article 89 of the Law of Negotiable Instruments

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